Exhibit 99.1

Brownie’s Marine Group, Inc announces an exclusive distributorship with Bright Weights

Pompano Beach, FL, May 21, 2021 (GLOBE NEWSWIRE) — Brownie’s Marine Group, Inc. (OTCQB: BWMG), a leading developer, manufacturer and distributor of tankless dive equipment and high-pressure air and industrial compressors in the marine industry, today announced that they have entered into an exclusive distributor agreement with Chrysalis Trading CC DBA Bright Weights for the US and the Caribbean.

Robert Carmichael, Chairman of Brownie’s Marine Group stated “We have been looking for the proper ballast systems that provides flexibility and is more unique than the traditional source of lead ballast available here in the US. Bright Weights provide us with additional items to service the dive community that are complementary to our Brownie’s line of tankless diving equipment. This exclusive distributorship will provide our customer base, as well as new sources of distribution, an alternative to traditional lead, that will allow the end user to customize weight, customize weight placement and have a variety of colors to choose from. It will also ease the inventory burden on the dive store owners, as it provides a single weight SKU rather than the multiple weight SKU’s that are currently required. We are excited to bring this product to market in the US and look forward to providing the consumer with a Bright Weight alternative.”

“Bright Weights have been on the technological leading edge of weighting solutions for divers for more than 20 years. Innovation, quality and value for money make our products stand out above the rest. We are happy and confident to have partnered with Brownie’s Marine Group in introducing our outstanding, multiple award winning products to the US market. They are an established “salt of the earth” company and we look forward to gaining exponential market share with their proactive approach. All divers need weights. Accordingly, we believe that our products will open many doors for Brownie’s resulting in strong and sustainable growth for the group.” stated Jannie Wessels, CEO of Bright Weights.

Bright Weights will be available on Brownie’s website www.browniedive.com and other online marketplaces in coming weeks. Additionally, the company will provide direct delivery to all south Florida dive stores.

About Brownie’s Marine Group

Brownie’s Marine Group, Inc., is the parent company to a family of innovative brands with a unique concentration in the industrial, and recreational diving industry. The Company, together with its subsidiaries, designs, tests, manufactures, and distributes recreational hookah diving, yacht-based scuba air compressors and nitrox generation systems, and scuba and water safety products in the United States and internationally. The Company has three subsidiaries: Trebor Industries, Inc., founded in 1981, dba as “Brownie’s Third Lung”; BLU3, Inc.; and Brownie’s High-Pressure Services, Inc., dba LW Americas. The Company is headquartered in Pompano Beach, Florida.

For more information, visit: www.BrowniesMarineGroup.com.

About Chrysalis Trading CC DBA Bright Weights

Bright Weights is a manufacturer of fitness and dive equipment based in Cape Town South Africa. The company has been manufacturing fitness and dive equipment since 1999.

For more information, visit: www.brightweights.com

Safe Harbor Statement

This press release may contain forward looking statements which are based on current expectations, forecasts, and assumptions that involve risks and uncertainties that could cause actual outcomes and results to differ materially from those anticipated or expected. Actual results and the timing of certain events could differ materially from those projected in or contemplated by the forward-looking statements due to a number of factors. Stockholders and potential investors should not place undue reliance on these forward-looking statements. Although we believe that our plans, intentions and expectations reflected in or suggested by the forward-looking statements in this report are reasonable, we cannot assure stockholders and potential investors that these plans, intentions or expectations will be achieved. These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties, and other factors, some of which are beyond our control and difficult to predict and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements. Except to the extent required by law, we undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, a change in events, conditions, circumstances or assumptions underlying such statements, or otherwise. You are urged to carefully review and consider any cautionary statements and other disclosures, including the statements made under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020 as filed with the Securities and Exchange Commission (the “SEC”) and our other periodic and quarterly filings with the SEC.

Source: Brownie’s Marine Group, Inc.

Contact Information: (954)-462-5570

investors@browniesmarinegroup.com